UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended

December 31, 2025

ARK7 PROPERTIES LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

(Exact name of issuer as specified in its charter)

Delaware	84-2698043
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Ferry Building, Ste 201

San Francisco, CA 94111

(Full mailing address of principal executive offices)

415-275-0701

(Issuer's telephone number, including area code)

Series #MHQNN, Series #KYLBE, Series #DJVWQ, Series #PBIUH, Series #PFUNR, Series #8YFFL, Series #XZQRZ, Series #DTMEW, Series #SOYGJ, Series #RUSUU, Series #KM1OU, Series #TBQSK, and Series #EKPES

(Title of each class of securities issued pursuant to Regulation A)

I

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

THE INFORMATION CONTAINED IN THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THIS REPORT, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

In this Annual Report, "we," "us," "our" or "our company", shall refer to Ark7 Properties LLC. All of the series of our company may collectively be referred to in this Annual Report as the "series" and each, individually, as a "series." The membership interests of all series described above may collectively be referred to in this Annual Report as the "shares" and each, individually, as a "share". Ark7 Inc., a Delaware corporation ("Ark7") will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties LLC. Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

II

ITEM 1. DESCRIPTION OF BUSINESS

Company Overview - Our Mission

Ark7 Properties LLC, a Delaware series limited liability company, was established on October 31, 2018 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Single-family homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $1,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

ITEM 2. MANAGEMENT''S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties LLC was formed on October 31, 2018 ("Inception") in the State of Delaware. Ark7 Properties LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - year ended December 31, 2025 and 2024

Revenues are generated at the series level. For the year ended December 31, 2025 and 2024, the Series aggregated together generated $799,804 and $785,481, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2025	Gross Rental Income as of December 31, 2024
#8YFFL	$ 27,130	$ 27,270
#BOBHU	$ 0	$ 0
#DJVWQ	$ 199,386	$ 187,968
#DTMEW	$ 11,782	$ 16,200
#EKPES	$ 5,327	$ 400
#FFKEC	$ 0	$ 0
#KM1OU	$ 76,802	$ 104,459
#KYLBE	$ 132,173	$ 104,294
#LCYPL	$ 0	$ 0
#MHQNN	$ 136,197	$ 147,275
#OYNYT	$ 0	$ 0
#PBIUH	$ 24,600	$ 16,550
#PFUNR	$ 29,220	$ 26,993
#RUSUU	$ 24,373	$ 27,605
#SOYGJ	$ 32,039	$ 28,362
#TBQSK	$ 16,192	$ 24,002
#XZQRZ	$ 84,584	$ 74,103

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2025	Expenses Relating to Operating of the Property as of December 31, 2024
#8YFFL	$ 13,175	$ 11,316
#BOBHU	$ 71	$ 135
#DJVWQ	$ 74,223	$ 60,534
#DTMEW	$ 20,838	$ 12,913
#EKPES	$ 12,488	$ 7,882
#FFKEC	$ 71	$ 114
#KM1OU	$ 76,777	$ 46,708
#KYLBE	$ 57,137	$ 51,029
#LCYPL	$ 221	$ 386
#MHQNN	$ 67,352	$ 55,645
#OYNYT	$ 125	$ 121
#PBIUH	$ 9,824	$ 9,200
#PFUNR	$ 16,513	$ 14,905
#RUSUU	$ 8,251	$ 3,908
#SOYGJ	$ 7,205	$ 5,929
#TBQSK	$ 19,885	$ 5,560
#XZQRZ	$ 25,834	$ 22,373

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2025	Net Income (Loss) as of December 31, 2024
#8YFFL	$ (2,367)	$ 1,705
#BOBHU	$ (71)	$ (135)
#DJVWQ	$ 19,902	$ 44,735
#DTMEW	$ (23,493)	$ (8,725)
#EKPES	$ (81,782)	$ (46,785)
#FFKEC	$ (71)	$ (114)
#KM1OU	$ (78,360)	$ (31,824)
#KYLBE	$ (15,721)	$ 914
#LCYPL	$ (221)	$ (386)
#MHQNN	$ (23,373)	$ 34,112
#OYNYT	$ (125)	$ (121)
#PBIUH	$ 2,070	$ (2,374)
#PFUNR	$ (5,948)	$ (4,626)
#RUSUU	$ (22,283)	$ (15,833)
#SOYGJ	$ (23,662)	$ (16,210)
#TBQSK	$ (25,900)	$ (4,395)
#XZQRZ	$ (24,901)	$ (29,562)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2025, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of December 31, 2025
#8YFFL	$ 1,457
#BOBHU	$ 0
#DJVWQ	$ 0
#DTMEW	$ (1,199)
#EKPES	$ 6,418
#FFKEC	$ 0
#KM1OU	$ (28,054)
#KYLBE	$ 0
#LCYPL	$ 0
#MHQNN	$ 0
#OYNYT	$ 0
#PBIUH	$ 418
#PFUNR	$ 2,134
#RUSUU	$ 536
#SOYGJ	$ 2,482
#TBQSK	$ (4,094)
#XZQRZ	$ 3,701

An additional $0 of cash is held by Ark7 Properties LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #8YFFL

On February 1, 2021, the APL - Series #8YFFL executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #8YFFL borrowed $490,000 at 8% interest with a maturity of January 31, 2024. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $335, respectively.

Series #DJVWQ

On May 15, 2020, the APL - Series #DJVWQ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #DJVWQ borrowed $850,000 at 7% interest with a maturity of May 14, 2021. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #DTMEW

On October 1, 2021, the APL - Series #DTMEW executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #DTMEW borrowed $170,000 at 8% interest with a maturity of September 30, 2022. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #EKPES

On March 1, 2022, the APL - Series #EKPES executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #EKPES borrowed $440,000 at 8% interest with a maturity of February 28, 2026. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $59,366 and $27,381, respectively.

Series #KM1OU

On October 1, 2021, the APL - Series #KM1OU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #KM1OU borrowed $750,000 at 8% interest with a maturity of September 30, 2025. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $24,845 and $33,432, respectively.

Series #KYLBE

On July 8, 2019, the APL - Series #KYLBE executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #KYLBE borrowed $750,000 at 7% interest with a maturity of December 7, 2020. The loan was paid off in 2020, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #MHQNN

On July 8, 2019, the APL - Series #MHQNN executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #MHQNN borrowed $750,000 at 7% interest with a maturity of October 7, 2020. The loan was paid off in 2020, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #PBIUH

On January 1, 2021, the APL - Series #PBIUH executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #PBIUH borrowed $340,000 at 8% interest with a maturity of December 31, 2021. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #PFUNR

On February 1, 2021, the APL - Series #PFUNR executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #PFUNR borrowed $550,000 at 8% interest with a maturity of January 31, 2022. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #RUSUU

On October 1, 2021, the APL - Series #RUSUU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #RUSUU borrowed $470,000 at 8% interest with a maturity of September 30, 2026. The loan was paid off in 2051, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $23,987 and $27,049, respectively.

Series #SOYGJ

On October 1, 2021, the APL - Series #SOYGJ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #SOYGJ borrowed $480,000 at 8% interest with a maturity of September 30, 2026. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $33,613 and $24,050, respectively.

Series #TBQSK

On May 1, 2022, the APL - Series #TBQSK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #TBQSK borrowed $810,000 at 8% interest with a maturity of April 30, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $780, respectively.

Series #XZQRZ

On March 26, 2021, the APL - Series #XZQRZ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #XZQRZ borrowed $1,160,000 at 8% interest with a maturity of March 25, 2027. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $55,421 and $57,357, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

ITEM 3. DIRECTORS AND OFFICERS

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties LLC - Series #MHQNN	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #KYLBE	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #DJVWQ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #PBIUH	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #PFUNR	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #8YFFL	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #XZQRZ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #DTMEW	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #SOYGJ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #RUSUU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #KM1OU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #TBQSK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #EKPES	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

Manager Affiliates

The asset manager controls the following affiliated entities that also seek to issue securities pursuant to Tier 2 of Regulation A:

  Ark7 Properties Plus LLC - Ark7 Properties Plus LLC was formed on March 17, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Plus LLC.
  Ark7 Properties Advance LLC - Ark7 Properties Advance LLC was formed on October 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Advance LLC.

For the year ended December 31, 2025, the company did not compensate any director or executive officer for their services to Ark7 Properties LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2025 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -
Series #KYLBE	$ -
Series #DJVWQ	$ -
Series #PBIUH	$ -
Series #PFUNR	$ -
Series #8YFFL	$ -
Series #XZQRZ	$ -
Series #DTMEW	$ -
Series #SOYGJ	$ -
Series #RUSUU	$ -
Series #KM1OU	$ -
Series #TBQSK	$ -
Series #EKPES	$ -

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -
Series #KYLBE	$ -
Series #DJVWQ	$ -
Series #PBIUH	$ -
Series #PFUNR	$ -
Series #8YFFL	$ -
Series #XZQRZ	$ -
Series #DTMEW	$ -
Series #SOYGJ	$ -
Series #RUSUU	$ -
Series #KM1OU	$ -
Series #TBQSK	$ -
Series #EKPES	$ -

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  90% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  10% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

From time to time, the Managing Member or its affiliates may advance funds to a Series to facilitate acquisitions or operations. Such advances may be interest-bearing or non-interest-bearing, with terms that may vary among Series and across time. Historical advances have included fixed-rate and variable-rate arrangements, some with prepayment flexibility and others without. Any future advances, if made, will be provided on terms determined by the Managing Member at the time of the advance.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of May 25, 2026, Series #MHQNN had 11,540 Series Interests issued and outstanding and 23,000 Series Interests have been authorized.

As of May 25, 2026, Series #KYLBE had 14,020 Series Interests issued and outstanding and 21,850 Series Interests have been authorized.

As of May 25, 2026, Series #DJVWQ had 57,041 Series Interests issued and outstanding and 87,850 Series Interests have been authorized.

As of May 25, 2026, Series #PBIUH had 9,653 Series Interests issued and outstanding and 10,840 Series Interests have been authorized.

As of May 25, 2026, Series #PFUNR had 0 Series Interests issued and outstanding and 20,890 Series Interests have been authorized.

As of May 25, 2026, Series #8YFFL had 94,062 Series Interests issued and outstanding and 103,300 Series Interests have been authorized.

As of May 25, 2026, Series #XZQRZ had 14,572 Series Interests issued and outstanding and 24,560 Series Interests have been authorized.

As of May 25, 2026, Series #DTMEW had 2,139 Series Interests issued and outstanding and 2,705 Series Interests have been authorized.

As of May 25, 2026, Series #SOYGJ had 4,541 Series Interests issued and outstanding and 7,160 Series Interests have been authorized.

As of May 25, 2026, Series #RUSUU had 4,695 Series Interests issued and outstanding and 7,410 Series Interests have been authorized.

As of May 25, 2026, Series #KM1OU had 4,814 Series Interests issued and outstanding and 11,800 Series Interests have been authorized.

As of May 25, 2026, Series #TBQSK had 10,000 Series Interests issued and outstanding and 10,570 Series Interests have been authorized.

As of May 25, 2026, Series #EKPES had 2,134 Series Interests issued and outstanding and 13,500 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #MHQNN

On July 8, 2019, Series #MHQNN (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on July 8, 2019.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 7.0% per annum.
  The loan was paid off in 2020.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #MHQNN

On March 7, 2020, Series #MHQNN and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #MHQNN Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #KYLBE

On July 8, 2019, Series #KYLBE (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on July 8, 2019.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 7.0% per annum.
  The loan was paid off in 2020.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #KYLBE

On August 12, 2019, Series #KYLBE and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #KYLBE Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DJVWQ

On May 15, 2020, Series #DJVWQ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $850,000 to the Borrower.
  Borrower promises to repay $850,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on May 15, 2020.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DJVWQ

On October 1, 2020, Series #DJVWQ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DJVWQ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #PBIUH

On January 1, 2021, Series #PBIUH (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $340,000 to the Borrower.
  Borrower promises to repay $340,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on January 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #PBIUH

On January 15, 2021, Series #PBIUH and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #PBIUH Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #PFUNR

On February 1, 2021, Series #PFUNR (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $550,000 to the Borrower.
  Borrower promises to repay $550,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on February 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #PFUNR

On February 5, 2021, Series #PFUNR and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #PFUNR Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #8YFFL

On February 1, 2021, Series #8YFFL (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $490,000 to the Borrower.
  Borrower promises to repay $490,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on February 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #8YFFL

On February 9, 2021, Series #8YFFL and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #8YFFL Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #XZQRZ

On March 26, 2021, Series #XZQRZ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $1,160,000 to the Borrower.
  Borrower promises to repay $1,160,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on March 26, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on March 25, 2027.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #XZQRZ

On March 31, 2021, Series #XZQRZ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #XZQRZ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DTMEW

On October 1, 2021, Series #DTMEW (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $170,000 to the Borrower.
  Borrower promises to repay $170,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DTMEW

On October 12, 2021, Series #DTMEW and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DTMEW Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOYGJ

On October 1, 2021, Series #SOYGJ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $480,000 to the Borrower.
  Borrower promises to repay $480,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on September 30, 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOYGJ

On October 21, 2021, Series #SOYGJ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #SOYGJ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #RUSUU

On October 1, 2021, Series #RUSUU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $470,000 to the Borrower.
  Borrower promises to repay $470,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2051.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #RUSUU

On November 4, 2021, Series #RUSUU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #RUSUU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #KM1OU

On October 1, 2021, Series #KM1OU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2022.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #KM1OU

On October 15, 2021, Series #KM1OU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #KM1OU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #TBQSK

On May 1, 2022, Series #TBQSK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $810,000 to the Borrower.
  Borrower promises to repay $810,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on May 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #TBQSK

On May 31, 2022, Series #TBQSK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #TBQSK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #EKPES

On March 1, 2022, Series #EKPES (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $440,000 to the Borrower.
  Borrower promises to repay $440,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on March 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on February 28, 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #EKPES

On April 19, 2022, Series #EKPES and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #EKPES Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2024	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ 0	$ 0
Series #KYLBE	$ 0	$ 0
Series #DJVWQ	$ 0	$ 0
Series #PBIUH	$ 0	$ 0
Series #PFUNR	$ 0	$ 0
Series #8YFFL	$ 0	$ 0
Series #XZQRZ	$ 0	$ 0
Series #DTMEW	$ 0	$ 0
Series #SOYGJ	$ 0	$ 0
Series #RUSUU	$ 0	$ 0
Series #KM1OU	$ 0	$ 0
Series #TBQSK	$ 0	$ 0
Series #EKPES	$ 0	$ 0

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #MHQNN Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #KYLBE Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DJVWQ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #PBIUH Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #PFUNR Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #8YFFL Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #XZQRZ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DTMEW Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOYGJ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #RUSUU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #KM1OU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #TBQSK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #EKPES Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2024	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -	$ -
Series #KYLBE	$ -	$ -
Series #DJVWQ	$ -	$ -
Series #PBIUH	$ -	$ -
Series #PFUNR	$ -	$ -
Series #8YFFL	$ -	$ -
Series #XZQRZ	$ -	$ -
Series #DTMEW	$ -	$ -
Series #SOYGJ	$ -	$ -
Series #RUSUU	$ -	$ -
Series #KM1OU	$ -	$ -
Series #TBQSK	$ -	$ -
Series #EKPES	$ -	$ -

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

ITEM 6. OTHER INFORMATION

None.

ITEM 7. FINANCIAL STATEMENTS

Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2025 and 2024	F-1
Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2024 and 2023	F-1

ARK7 PROPERTIES LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2025 and 2024

F-1

F-2

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties LLC (the "APL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2025, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APL as of December 31, 2025, the results of its operations, and its cash flows for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that APL will continue as a going concern. As discussed in Note 1 to the financial statements, APL has experienced recurring operating losses. However, the current year's loss is significantly lower than in the prior year, indicating progress toward improved financial performance. Management has implemented various strategies to strengthen operations and is actively pursuing further measures to enhance financial results. While continued monitoring is necessary, management believes that current and planned initiatives, together with ongoing capital support, will be sufficient to sustain operations.

Management's plans are further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

Norbie Gaerlan, CPA

Taxulo

3031 Tisch Way #10, San Jose

CA 95128, United States

May 8, 2026

F-3

Ark7 Properties LLC

Consolidated Balance Sheet

As of December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$ 73,538	$ 208,635
Receivables	0	0
Related party receivables	4,384,255	4,463,144
Prepaid expenses	123,644	107,816
Total Current Assets	4,581,437	4,779,595
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	11,421,546	11,336,152
Property, plant, and equipment - Accumulated Depreciation	(1,829,634)	(1,451,175)
Total Property, plant, and equipment	9,591,912	9,884,977
Total Noncurrent Assets	9,591,912	9,884,977
Total Assets	14,173,349	14,664,572

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	24,375	117,560
Current portion of mortgage payable	122,691	117,823
Related party payables	4,981,711	3,164,804
Other liabilities, current	74,032	68,244
Total Current Liabilities	5,202,810	3,468,431
Noncurrent Liabilities
Mortgage payable	5,145,786	5,245,023
Total Noncurrent Liabilities	5,145,786	5,245,023
Total Liabilities	10,348,595	8,713,453

Member's Equity
Equity
Members' Equity	6,430,068	8,098,747
Retained Earnings (Accumulated Deficit)	(2,605,314)	(2,147,629)
Total Equity	3,824,753	5,951,118
Total Member's Equity	3,824,753	5,951,118
Total Liabilities & Members' Equity	$ 14,173,349	$ 14,664,572

F-4

Ark7 Properties LLC

Consolidated Statement of Income

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 794,005	$ 779,707
Other rental fees	5,799	5,773
Total Gross Profit (Loss)	799,804	785,481
Operating Expenses
General and administrative expenses	336,887	264,624
Depreciation and amortization expenses	383,770	377,046
Property tax and state fee	238,428	170,572
Total Operating Expenses	959,086	812,241
Operating Income (Loss)	(159,282)	(26,761)
Other Income (Loss)
Interest expense	(298,404)	(237,868)
Interest expense, related party	(0)	(35,000)
Other income (expense)	-	-
Total Other Income (Loss)	(298,404)	(272,868)
Total Net Income (Loss)	$ (457,685)	$ (299,628)

F-5

Ark7 Properties LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Balance at the beginning of the period	$ 5,951,118	$ 6,823,635
Equity Contribution	(1,170,883)	(35,274)
Net Income (Loss)	(457,685)	(299,628)
Distribution	(497,797)	(537,614)
Balance at the end of the period	$ 3,824,753	$ 5,951,118

F-6

Ark7 Properties LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Cash Flows From Operating Activities
Net Income (Loss)	$ (457,685)	$ (299,628)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	383,770	377,046
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	18,547	(13,580)
Related party receivables	1,908,305
Prepaid expenses	(15,828)	(11,769)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(87,955)	42,118
Related party payables	(35,175)	646,805
Other liabilities	5,789	6,114
Net Cash Provided by (Used in) Operating Activities	1,719,768	747,105
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(85,394)	(122,887)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(100,792)
Repayment of related party debt		(112,671)
Proceeds from private offerings	(1,170,883)	(35,274)
Distributions to partners	(497,797)	(537,614)
Net Cash Provided by (Used in) Financing Activities	(1,769,472)	(798,231)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(135,098)	(61,341)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	208,635	269,976
Cash, Cash Equivalents, and Restricted Cash at the end of the period	73,538	208,635

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 298,404	$ 237,868

F-7

Ark7 Properties LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Assets
Current Assets
Cash and cash equivalents	$ 89,739	$ 1,457	$ -	$ -	$ (1,199)	$ 6,418	$ -	$ (28,054)	$ -	$ -
Receivables	$ 0	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Related party receivables	2,374,431	200,564	(1,151)	145,790	30,856	(98,138)	(1,075)	153,130	(30,306)	(2,234)
Prepaid expenses	-	1,160	4	30,676	3,841	1,815	4	17,096	19,753	4
Total Current Assets	2,464,170	203,182	(1,147)	176,466	33,498	(89,906)	(1,071)	142,172	(10,553)	(2,230)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	469,696	-	2,105,623	244,280	492,508	-	912,520	1,548,731	-
Property, plant, and equipment - Accumulated Depreciation	-	(70,980)	-	(411,036)	(43,620)	(52,746)	-	(131,774)	(318,940)	-
Total Property, plant, and equipment	-	398,716	-	1,694,587	200,659	439,762	-	780,746	1,229,791	-
Total Noncurrent Assets	-	398,716	-	1,694,587	200,659	439,762	-	780,746	1,229,791	-
Total Assets	2,464,170	601,898	(1,147)	1,871,053	234,157	349,857	(1,071)	922,918	1,219,238	(2,230)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	24,375	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	5,030	-	28,619	2,022	3,155	-	6,607	17,869	-
Related party payables	3,109,256	-	-	-	-	340,700	-	416,756	-	-
Other liabilities, current	81	5,300	-	6,818	500	-	-	-	14,859	-
Total Current Liabilities	3,133,712	10,330	-	35,436	2,522	343,855	-	423,362	32,728	-
Noncurrent Liabilities
Mortgage payable	-	234,947	-	999,816	90,744	177,697	-	437,249	645,368	-
Total Noncurrent Liabilities	-	234,947	-	999,816	90,744	177,697	-	437,249	645,368	-
Total Liabilities	3,133,712	245,278	-	1,035,253	93,265	521,552	-	860,612	678,096	-

Member's Equity
Equity
Members' Equity	-	437,859	-	923,273	221,113	68,260	-	330,403	753,447	-
Retained Earnings (Accumulated Deficit)	(669,542)	(81,239)	(1,147)	(87,472)	(80,222)	(239,956)	(1,071)	(268,097)	(212,306)	(2,230)
Total Equity	(669,542)	356,620	(1,147)	835,800	140,891	(171,696)	(1,071)	62,306	541,141	(2,230)
Total Member's Equity	(669,542)	356,620	(1,147)	835,800	140,891	(171,696)	(1,071)	62,306	541,141	(2,230)
Total Liabilities & Members' Equity	$ 2,464,170	$ 601,898	$ (1,147)	$ 1,871,053	$ 234,157	$ 349,857	$ (1,071)	$ 922,918	$ 1,219,238	$ (2,230)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ 418	$ 2,134	$ 536	$ 2,482	$ (4,094)	$ 3,701	$ 73,538
Receivables	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 0
Related party receivables	(332,589)	(953)	136,665	232,093	257,321	260,250	418,848	640,753	4,384,255
Prepaid expenses	36,423	129	959	2,575	989	1,235	4,927	2,054	123,644
Total Current Assets	(296,166)	(824)	138,042	236,802	258,846	263,967	419,681	646,508	4,581,437
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	1,828,293	-	325,069	508,355	458,140	494,780	809,406	1,224,147	11,421,546
Property, plant, and equipment - Accumulated Depreciation	(333,752)	-	(48,907)	(77,124)	(57,175)	(62,185)	(87,375)	(134,019)	(1,829,634)
Total Property, plant, and equipment	1,494,541	-	276,162	431,230	400,965	432,594	722,031	1,090,128	9,591,912
Total Noncurrent Assets	1,494,541	-	276,162	431,230	400,965	432,594	722,031	1,090,128	9,591,912
Total Assets	1,198,375	(824)	414,204	668,032	659,812	696,562	1,141,712	1,736,636	14,173,349

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	24,375
Current portion of mortgage payable	17,869	-	3,738	5,612	5,937	5,976	7,782	12,475	122,691
Related party payables	-	-	-	-	240,000	240,000	-	635,000	4,981,711
Other liabilities, current	16,215	-	4,550	2,500	2,290	2,725	11,445	6,750	74,032
Total Current Liabilities	34,084	-	8,288	8,112	248,227	248,701	19,227	654,225	5,202,810
Noncurrent Liabilities
Mortgage payable	645,368	-	156,261	261,516	227,453	229,335	425,624	614,408	5,145,786
Total Noncurrent Liabilities	645,368	-	156,261	261,516	227,453	229,335	425,624	614,408	5,145,786
Total Liabilities	679,452	-	164,549	269,627	475,679	478,036	444,852	1,268,632	10,348,596

Member's Equity
Equity
Members' Equity	668,870	-	284,229	485,302	336,798	363,150	816,045	741,318	6,430,068
Retained Earnings (Accumulated Deficit)	(149,947)	(824)	(34,575)	(86,897)	(152,666)	(144,624)	(119,185)	(273,315)	(2,605,314)
Total Equity	518,923	(824)	249,654	398,405	184,132	218,526	696,860	468,003	3,824,753
Total Member's Equity	518,923	(824)	249,654	398,405	184,132	218,526	696,860	468,003	3,824,753
Total Liabilities & Members' Equity	$ 1,198,375	$ (824)	$ 414,204	$ 668,032	$ 659,812	$ 696,562	$ 1,141,712	$ 1,736,636	$ 14,173,349

F-8

Ark7 Properties LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 27,130	$ -	$ 197,610	$ 11,782	$ 5,327	$ -	$ 76,802	$ 130,053	$ -
Other rental fees	-	-	-	1,776	-	-	-	-	2,119	-
Total Gross Profit (Loss)	-	27,130	-	199,386	11,782	5,327	-	76,802	132,173	-
Operating Expenses
General and administrative expenses	274	7,041	-	72,762	21,665	8,916	-	60,934	50,535	150
Depreciation and amortization expenses	-	14,983	-	82,966	10,784	15,204	-	34,165	52,664	-
Property tax and state fee	1,100	10,476	71	40,794	5,312	7,374	71	45,479	33,757	71
Total Operating Expenses	1,374	32,500	71	196,522	37,761	31,493	71	140,578	136,956	221
Operating Income (Loss)	(1,374)	(5,370)	(71)	2,864	(25,979)	(26,166)	(71)	(63,776)	(4,784)	(221)
Other Income (Loss)
Interest income, related party	(347,239)	15,358	-	58,681	6,963	14,296	-	41,163	40,423	-
Interest expense	-	(12,355)	-	(41,643)	(4,476)	(10,546)	-	(30,902)	(51,360)	-
Interest expense, related party	197,233	-	-	-	-	(59,366)	-	(24,845)	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(150,006)	3,003	-	17,038	2,487	(55,616)	-	(14,584)	(10,937)	-
Total Net Income (Loss)	$ (151,380)	$ (2,367)	$ (71)	$ 19,902	$ (23,493)	$ (81,782)	$ (71)	$ (78,360)	$ (15,721)	$ (221)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 134,790	$ -	$ 24,600	$ 29,220	$ 24,373	$ 32,039	$ 16,192	$ 84,087	$ 794,005
Other rental fees	1,407	-	-	-	-	-	-	497	5,799
Total Gross Profit (Loss)	136,197	-	24,600	29,220	24,373	32,039	16,192	84,584	799,804
Operating Expenses
General and administrative expenses	50,458	54	6,350	8,368	6,998	6,971	16,176	19,234	336,887
Depreciation and amortization expenses	61,135	-	10,265	16,201	15,150	15,351	25,156	29,746	383,770
Property tax and state fee	37,040	71	8,632	13,931	5,496	4,774	9,819	14,161	238,428
Total Operating Expenses	148,633	125	25,247	38,500	27,645	27,096	51,151	63,142	959,086
Operating Income (Loss)	(12,436)	(125)	(647)	(9,280)	(3,272)	4,943	(34,959)	21,442	(159,282)
Other Income (Loss)
Interest income, related party	40,423	-	10,026	17,038	13,681	13,773	33,106	42,308	0
Interest expense	(51,360)	-	(7,309)	(13,706)	(8,706)	(8,765)	(24,047)	(33,231)	(298,404)
Interest expense, related party	-	-	-	-	(23,987)	(33,613)	-	(55,421)	(0)
Other income (expense)	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(10,937)	-	2,717	3,332	(19,012)	(28,605)	9,059	(46,344)	(298,404)
Total Net Income (Loss)	$ (23,373)	$ (125)	$ 2,070	$ (5,948)	$ (22,283)	$ (23,662)	$ (25,900)	$ (24,901)	$ (457,685)

F-9

Ark7 Properties LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Balance at January 01, 2025	$ (518,162)	$ 405,787	$ (1,076)	$ 1,639,902	$ 196,013	$ (54,549)	$ (1,000)	$ 275,653	$ 1,148,261	$ (2,009)
Equity Contribution	-	(30,032)	-	(703,287)	(25,872)	(24,356)	-	(97,137)	(527,265)	-
Net Income (Loss)	(151,380)	(2,367)	(71)	19,902	(23,493)	(81,782)	(71)	(78,360)	(15,721)	(221)
Distribution	-	(16,768)	-	(120,716)	(5,757)	(11,009)	-	(37,851)	(64,133)	-
Balance at December 31, 2025	$ (669,542)	$ 356,620	$ (1,147)	$ 835,800	$ 140,891	$ (171,696)	$ (1,071)	$ 62,306	$ 541,141	$ (2,230)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Balance at January 01, 2025	$ 562,996	$ (699)	$ 276,166	$ 444,473	$ 204,795	$ 219,279	$ 749,363	$ 405,926	$ 5,951,118
Equity Contribution	56,180	-	(15,322)	(26,042)	24,881	51,376	(5,360)	151,352	(1,170,883)
Net Income (Loss)	(23,373)	(125)	2,070	(5,948)	(22,283)	(23,662)	(25,900)	(24,901)	(457,685)
Distribution	(76,880)	-	(13,261)	(14,078)	(23,260)	(28,467)	(21,243)	(64,373)	(497,797)
Balance at December 31, 2025	$ 518,923	$ (824)	$ 249,654	$ 398,405	$ 184,132	$ 218,526	$ 696,860	$ 468,003	$ 3,824,753

F-10

Ark7 Properties LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Cash Flows From Operating Activities
Net Income (Loss)	$ (151,380)	$ (2,367)	$ (71)	$ 19,902	$ (23,493)	$ (81,782)	$ (71)	$ (78,360)	$ (15,721)	$ (221)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	14,983	-	82,966	10,784	15,204	-	34,165	52,664	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	18,547	-	-	-	-	-	-	-	-	-
Related party receivables	80,000	37,709	75	771,878	40,384	111,329	75	165,186	550,134	225
Prepaid expenses	-	(648)	(4)	(9,246)	2,354	(309)	(4)	(7,388)	15,665	(4)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(87,955)	-	-	-	-	-	-	-	-	-
Related party payables	44,825	-	-	-	-	-	-	-	-	-
Other liabilities	-	2,400	-	(1,587)	-	-	-	-	2,252	-
Net Cash Provided by (Used in) Operating Activities	(95,963)	52,076	-	863,913	30,029	44,442	-	113,604	604,994	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	-	-	(14,312)	(400)	(5,335)	-	(4,053)	(3,723)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt		(4,772)	-	(25,598)	(1,933)	(2,983)	-	(6,184)	(9,873)	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-
Proceeds from private offerings	-	(30,032)	-	(703,287)	(25,872)	(24,356)	-	(97,137)	(527,265)	-
Distributions to partners	-	(16,768)	-	(120,716)	(5,757)	(11,009)	-	(37,851)	(64,133)	-
Net Cash Provided by (Used in) Financing Activities	-	(51,572)	-	(849,602)	(33,562)	(38,348)	-	(141,172)	(601,271)	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(95,963)	504	-	(0)	(3,933)	759	-	(31,621)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	185,702	953	-	0	2,734	5,659	-	3,567	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	89,739	1,457	-	-	(1,199)	6,418	-	(28,054)	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 12,355	$ -	$ 41,643	$ 4,476	$ 10,546	$ -	$ 30,902	$ 51,360	$ -

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (23,373)	$ (125)	$ 2,070	$ (5,948)	$ (22,283)	$ (23,662)	$ (25,900)	$ (24,901)	$ (457,685)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	61,135	-	10,265	16,201	15,150	15,351	25,156	29,746	383,770
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	18,547
Related party receivables	54,510	250	16,822	36,866	8,709	121	31,566	2,468	1,908,305
Prepaid expenses	(15,790)	(125)	798	(882)	66	1,655	(2,839)	873	(15,828)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	-	(87,955)
Related party payables	-	-	-	-	-	-	-	(80,000)	(35,175)
Other liabilities	2,326	-	2,050	-	2,290	-	(142)	(3,801)	5,789
Net Cash Provided by (Used in) Operating Activities	78,807	-	32,005	46,237	3,932	(6,535)	27,842	(75,615)	1,719,768
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(48,235)	-	-	-	-	(9,000)	-	(335)	(85,394)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(9,873)	-	(3,570)	(5,324)	(5,733)	(5,771)	(7,376)	(11,802)	(100,792)
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt
Proceeds from private offerings	56,180	-	(15,322)	(26,042)	24,881	51,376	(5,360)	151,352	(1,170,883)
Distributions to partners	(76,880)	-	(13,261)	(14,078)	(23,260)	(28,467)	(21,243)	(64,373)	(497,797)
Net Cash Provided by (Used in) Financing Activities	(30,572)	-	(32,153)	(45,443)	(4,112)	17,137	(33,979)	75,177	(1,769,472)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	-	(148)	793	(180)	1,603	(6,137)	(774)	(135,098)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	-	-	565	1,340	716	879	2,043	4,475	208,635
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	-	-	418	2,134	536	2,482	(4,094)	3,701	73,538

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 51,360	$ -	$ 7,309	$ 13,706	$ 8,706	$ 8,765	$ 24,047	$ 33,231	$ 298,404

F-11

ARK7 PROPERTIES LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties LLC (the "APL") is a Delaware series limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APL was formed on October 31, 2018, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APL has registered 17 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
MHQNN	Berkeley-M1	2924 Mabel St, Berkeley, CA 94702	December 12, 2019
KYLBE	Berkeley-M2	3102-3108 California St, Berkeley, CA 94703	December 12, 2019
PBIUH	Austin-S1	901 Solitude Dr., Pflugerville, TX 78660	July 28, 2020
PFUNR	Austin-S2	2016 Creole Dr, Austin, TX 78727	July 28, 2020
DJVWQ	Berkeley-M3	2314 Bonar St, Berkeley, CA 94702	July 28, 2020
8YFFL	Austin-S3	1804 Laminar Creek Rd, Cedar Park, TX 78613	January 25, 2021
SOYGJ	Chandler-S4	691 W Fairview St, Chandler, AZ 85225	January 25, 2021
RUSUU	Chandler-S5	1872 W Springfield Way, Chandler, AZ 85286	January 25, 2021
KM1OU	Memphis-M4	751-777 St Paul Ave, Memphis, TN 38126	January 25, 2021
DTMEW	Philadelphia-T1	5150 Ranstead St, Philadelphia, PA 19139	January 25, 2021
XZQRZ	Seattle-D1	5250 12th Ave NE, Seattle, WA 98105	January 25, 2021
BOBHU	N/A	N/A	September 10, 2021
LCYPL	N/A	N/A	September 10, 2021
FFKEC	N/A	N/A	September 14, 2021
OYNYT	N/A	N/A	January 18, 2022
TBQSK	Philadelphia-D2	1829 N Bouvier St, Philadelphia, PA 19121	January 18, 2022
EKPES	Philadelphia-T2	1708 W Jefferson St, Philadelphia, PA 19121	January 18, 2022

Management's Plan and Going Concerns

The accompanying financial statements have been prepared on a going concern basis, which assumes that APL will continue to operate in the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. APL has experienced operating losses in prior years, which have required ongoing financial support. For the year ended December 31, 2024, operating losses were significantly reduced compared to the prior year, reflecting improvements in cost control and revenue growth. For the year ended December 31, 2025, operating results declined relative to 2024, reflecting continued investment in the business and evolving market conditions.

Management has taken several steps to strengthen APL's financial position, including securing additional capital contributions and implementing operational efficiencies. These initiatives have supported overall financial performance, and management believes that, with continued focus on cost management and strategic fundraising, APL is progressing toward long-term sustainability. While uncertainties remain, management believes it has appropriate plans and resources in place to address these factors and to support ongoing operations. Accordingly, the financial statements have been prepared on a going concern basis. No adjustments have been made to the financial statements that might result from the outcome of these uncertainties.

F-12

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APL's financial condition or operating results will be materially affected. The APL bases its estimates on past experience and other assumptions that the APL believes are reasonable under the circumstances, and the APL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2025 and 2024 was $794,005 and $779,707, respectively.

The concentration of credit risk

Financial instruments potentially subject the APL to the concentration of credit risk, primarily cash and tenant receivables. The APL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APL. Unobservable inputs are inputs that reflect the APL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-13

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2025 and 2024, the APL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Buildings and improvements	$ 9,637,328	$ 9,561,114
Furniture and fixtures	$ 153,599	$ 144,419
Land	$ 1,630,619	$ 1,630,619
Property, plant, and equipment, gross	11,421,546	11,336,152
Less: Buildings and improvements - Accumulated Depreciation	(1,733,377)	(1,383,780)
Furniture and fixtures - Accumulated Depreciation	(96,257)	(67,395)
Property, plant, and equipment	$ 9,591,912	$ 9,884,977

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2025 and 2024 was $383,770 and $377,046, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2025 and 2024, the APL had no long-term leases.

Income taxes

The APL is taxed as a Limited Liability Company (LLC). Under these provisions, the APL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

F-14

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2025 and 2024, the balance of the property management reserve was $-16,201 and $22,934, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

F-15

NOTE 3: MORTGAGE PAYABLES

Series #MHQNN

On December 1, 2019, the APL - Series MHQNN executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series MHQNN borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $663,237 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $51,360.

Series #KYLBE

On December 1, 2019, the APL - Series KYLBE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KYLBE borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $663,237 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $51,360.

Series #DJVWQ

On October 1, 2020, the APL - Series DJVWQ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DJVWQ borrowed $ 1,169,400.00 at 2.950% interest with a maturity of September 30, 2050. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $1,028,435 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $41,643.

Series #PBIUH

On August 12, 2021, the APL - Series PBIUH executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PBIUH borrowed $ 184,500.00 at 4.250% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $159,999 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $7,309.

Series #PFUNR

On July 22, 2021, the APL - Series PFUNR executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PFUNR borrowed $ 300,000.00 at 4.875% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $267,128 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $13,706.

Series #8YFFL

On August 4, 2021, the APL - Series 8YFFL executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series 8YFFL borrowed $ 270,000.00 at 4.875% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $239,977 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $12,355.

Series #XZQRZ

On July 28, 2021, the APL - Series XZQRZ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series XZQRZ borrowed $ 690,000.00 at 5.125% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $626,883 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $33,231.

Series #DTMEW

On February 4, 2022, the APL - Series DTMEW executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DTMEW borrowed $ 105,500.00 at 4.500% interest with a maturity of February 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $92,766 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $4,476.

Series #SOYGJ

On October 21, 2021, the APL - Series SOYGJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series SOYGJ borrowed $ 270,000.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $235,311 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $8,765.

Series #RUSUU

On November 4, 2021, the APL - Series RUSUU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series RUSUU borrowed $ 268,200.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $233,390 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $8,706.

Series #KM1OU

On June 29, 2022, the APL - Series KM1OU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KM1OU borrowed $ 483,000.00 at 6.625% interest with a maturity of July 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $443,856 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $30,902.

Series #TBQSK

On May 31, 2022, the APL - Series TBQSK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series TBQSK borrowed $ 468,000.00 at 5.375% interest with a maturity of June 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $433,406 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $24,047.

Series #EKPES

On April 19, 2022, the APL - Series EKPES executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series EKPES borrowed $ 196,000.00 at 5.625% interest with a maturity of May 8, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $180,852 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $10,546.

Mortgage interest expenses for the year ended December 31, 2025 was $298,404.

	December 31, 2025	December 31, 2024
Current Portion of Mortgage Payable	$ 122,025	$ 98,839

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2026	122,025
2027	127,084
2028	132,159
2029	137,878
2030	143,642
Thereafter	4,741,084
Total	$ 5,403,872

F-16

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

Loan Receivable - due from affiliate

The APL pays the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due from the affiliate as of December 31, 2025 and 2024 was $4,384,255 and $2,510,689, respectively, and is included in the related party receivables on the accompanying balance sheet.

Loan Payable - due to affiliate

The Parent Company pay APL for covering administrative costs. The loan has been structured as payable to the Parent Company from the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2025 and 2024 was $2,609,255.74 and $689,739, respectively, and is included in the related party debt, current on the accompanying balance sheet.

Related party loan

APL has received a loan from its Parent Company to cover administrative costs. The loan is structured as a down payment loan with a 7% interest rate and has an outstanding balance of $500,000. The interest expense incurred in 2025 and 2024 was $0 and $35,000 respectively.

F-17

Property sourcing fee and security marketing fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series. A security marketing fee is a charge that typically covers the costs associated with marketing and promoting investment security to potential investors. These fees are charged at 3% of the maximum offering amount.

No property sourcing fee and security marketing fee incurred in 2025.

F-18

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #8YFFL

The Series #8YFFL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8YFFL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8YFFL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,342 and $1,909, respectively.

Series #DJVWQ

The Series #DJVWQ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJVWQ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJVWQ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $36,842 and $27,107, respectively.

Series #DTMEW

The Series #DTMEW has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DTMEW and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DTMEW together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $150 and $150, respectively.

Series #EKPES

The Series #EKPES has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #EKPES and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #EKPES together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $1,802 and $400, respectively.

Series #KM1OU

The Series #KM1OU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KM1OU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KM1OU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $3,177 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $24,726 and $29,647, respectively.

Series #KYLBE

The Series #KYLBE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KYLBE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KYLBE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $293, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $11,801 and $10,149, respectively.

Series #MHQNN

The Series #MHQNN has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #MHQNN and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #MHQNN together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $592 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $16,524 and $15,135, respectively.

Series #PBIUH

The Series #PBIUH has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PBIUH and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PBIUH together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $1,393, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,115 and $1,816, respectively.

Series #PFUNR

The Series #PFUNR has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PFUNR and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PFUNR together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $1,177, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,392 and $3,156, respectively.

Series #RUSUU

The Series #RUSUU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RUSUU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RUSUU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $65 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,034 and $2,553, respectively.

Series #SOYGJ

The Series #SOYGJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOYGJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOYGJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $137 and $416, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,348 and $4,005, respectively.

Series #TBQSK

The Series #TBQSK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TBQSK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TBQSK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $1,162 and $694, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,915 and $4,769, respectively.

Series #XZQRZ

The Series #XZQRZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #XZQRZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #XZQRZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $791 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $5,556 and $3,392, respectively.

F-19

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is May 8, 2026 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 6: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APL and authorized for issue on May 8, 2026.

F-20

ARK7 PROPERTIES LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2024 and 2023

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties LLC (the "APL") and its Series, which comprise the consolidated and consolidating balance sheets as of December 31, 2024 and 2023, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APL as of December 31, 2024 and 2023, the results of its operations, and its cash flows for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that APL will continue as a going concern. As discussed in Note 1 to the financial statements, APL has experienced recurring operating losses. However, the current year's loss is significantly lower than in the prior year, indicating progress toward improved financial performance. Management has implemented various strategies to strengthen operations and is actively pursuing further measures to enhance financial results. While continued monitoring is necessary, management believes that current and planned initiatives, together with ongoing capital support, will be sufficient to sustain operations.

Management's plans are further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

San Francisco, CA

June 2, 2025

Ark7 Properties LLC

Consolidated Balance Sheet

As of December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$ 208,635	$ 268,641
Receivables	-	-
Related party receivables	4,463,144	2,507,090
Prepaid expenses	107,816	109,360
Total Current Assets	4,779,595	2,885,091
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	11,336,152	11,213,264
Property, plant, and equipment - Accumulated Depreciation	(1,451,175)	(1,079,458)
Total Property, plant, and equipment	9,884,977	10,133,806
Total Noncurrent Assets	9,884,977	10,133,806
Total Assets	14,664,572	13,018,897

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	77,072	90,235
Current portion of mortgage payable	115,890	112,938
Related party payables	3,205,292	572,711
Other liabilities, current	68,244	62,130
Total Current Liabilities	3,466,498	838,014
Noncurrent Liabilities
Mortgage payable	5,246,955	5,357,250
Total Noncurrent Liabilities	5,246,955	5,357,250
Total Liabilities	8,713,453	6,195,264

Member's Equity
Equity
Members' Equity	8,098,747	8,671,636
Retained Earnings (Accumulated Deficit)	(2,147,629)	(1,848,003)
Total Equity	5,951,118	6,823,633
Total Member's Equity	5,951,118	6,823,633
Total Liabilities & Members' Equity	$ 14,664,572	$ 13,018,897

Ark7 Properties LLC

Consolidated Statement of Income

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 779,707	$ 730,261
Other rental fees	5,773	4,542
Total Gross Profit (Loss)	785,481	734,803
Operating Expenses
General and administrative expenses	264,624	444,475
Depreciation and amortization expenses	377,046	360,696
Property tax and state fee	170,572	155,145
Total Operating Expenses	812,241	960,316
Operating Income (Loss)	(26,760)	(225,513)
Other Income (Loss)
Interest expense	(237,868)	(247,345)
Interest expense, related party	(35,000)	(35,000)
Other income (expense)	-	(368)
Total Other Income (Loss)	(272,868)	(282,714)
Total Net Income (Loss)	$ (299,628)	$ (508,227)

Ark7 Properties LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Balance at the beginning of the period	$ 6,823,635	$ 7,039,524
Equity Contribution	(35,274)	883,835
Net Income (Loss)	(299,628)	(508,227)
Distribution	(537,614)	(591,497)
Balance at the end of the period	$ 5,951,118	$ 6,823,635

Ark7 Properties LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities
Net Income (Loss)	$ (299,628)	$ (508,229)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	377,046	366,010
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	8,310	37,386
Related party receivables	597,760	37,386
Prepaid expenses	(11,769)	(7,660)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	12,686	72,600
Related party payables	1,656,588	62,711
Other liabilities	6,114	(24,835)
Net Cash Provided by (Used in) Operating Activities	2,347,107	45,369
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(122,887)	(315,054)
Cash Flows from Financing Activities
Proceeds from issuance of debt	351,577	-
Repayment of related party debt	(380,000)	(108,230)
Proceeds from private offerings	(35,274)	883,835
Distributions to partners	(537,614)	(591,497)
Net Cash Provided by (Used in) Financing Activities	(2,284,225)	184,108
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(60,005)	(85,577)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	268,641	391,604
Cash, Cash Equivalents, and Restricted Cash at the end of the period	208,635	306,027

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 237,868	$ 242,033

Ark7 Properties LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Assets
Current Assets
Cash and cash equivalents	$ 185,702	$ 953	$ -	$ 0	$ 2,734	$ 5,659	$ -	$ 3,567	$ -	$ -
Receivables
Related party receivables	4,463,144	237,873	(1,076)	917,668	71,077	12,940	(1,000)	318,316	519,828	(2,009)
Prepaid expenses	-	512	-	21,431	6,195	1,506	0	9,708	35,418	(0)
Total Current Assets	4,648,845	239,337	(1,076)	939,099	80,006	20,105	(1,000)	331,592	555,246	(2,009)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	469,696	-	2,091,311	243,880	487,173	-	908,466	1,545,007	-
Property, plant, and equipment - Accumulated Depreciation	-	(56,451)	-	(328,415)	(33,063)	(37,749)	-	(98,348)	(266,521)	-
Total Property, plant, and equipment	-	413,245	-	1,762,896	210,816	449,424	-	810,119	1,278,487	-
Total Noncurrent Assets	-	413,245	-	1,762,896	210,816	449,424	-	810,119	1,278,487	-
Total Assets	4,648,845	652,583	(1,076)	2,701,995	290,822	469,530	(1,000)	1,141,710	1,833,732	(2,009)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	77,072	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	4,791	-	27,777	-	2,983	-	6,184	17,247	-
Related party payables	5,089,854	-	-	-	-	340,700	-	416,756	-	-
Other liabilities, current	81	2,900	-	8,405	500	-	-	-	12,607	-
Total Current Liabilities	5,167,007	7,691	-	36,181	500	343,683	-	422,940	29,854	-
Noncurrent Liabilities
Mortgage payable	-	239,104	-	1,025,912	94,309	180,396	-	443,118	655,617	-
Total Noncurrent Liabilities	-	239,104	-	1,025,912	94,309	180,396	-	443,118	655,617	-
Total Liabilities	5,167,007	246,796	-	1,062,093	94,809	524,078	-	866,058	685,472	-

Member's Equity
Equity
Members' Equity	-	484,660	-	1,747,276	252,742	103,625	-	465,391	1,344,846	-
Retained Earnings (Accumulated Deficit)	(518,162)	(78,872)	(1,076)	(107,374)	(56,729)	(158,174)	(1,000)	(189,738)	(196,585)	(2,009)
Total Equity	(518,162)	405,787	(1,076)	1,639,902	196,013	(54,549)	(1,000)	275,653	1,148,261	(2,009)
Total Member's Equity	(518,162)	405,787	(1,076)	1,639,902	196,013	(54,549)	(1,000)	275,653	1,148,261	(2,009)
Total Liabilities & Members' Equity	$ 4,648,845	$ 652,583	$ (1,076)	$ 2,701,995	$ 290,822	$ 469,530	$ (1,000)	$ 1,141,710	$ 1,833,732	$ (2,009)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ 565	$ 1,340	$ 716	$ 879	$ 2,043	$ 4,475	$ -	$ 208,635
Receivables										$ -
Related party receivables	(278,079)	(703)	153,188	268,959	266,030	260,371	450,414	643,221	(3,837,018)	4,463,144
Prepaid expenses	20,633	4	1,757	1,693	1,055	2,890	2,088	2,927	-	107,816
Total Current Assets	(257,446)	(699)	155,510	271,992	267,802	264,141	454,545	650,623	(3,837,018)	4,779,595
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	1,780,057	-	325,069	508,355	458,140	485,780	809,406	1,223,811	-	11,336,152
Property, plant, and equipment - Accumulated Depreciation	(272,862)	-	(39,055)	(61,375)	(42,512)	(47,311)	(62,613)	(104,900)	-	(1,451,175)
Total Property, plant, and equipment	1,507,196	-	286,013	446,980	415,628	438,469	746,792	1,118,911	-	9,884,977
Total Noncurrent Assets	1,507,196	-	286,013	446,980	415,628	438,469	746,792	1,118,911	-	9,884,977
Total Assets	1,249,750	(699)	441,524	718,972	683,430	702,609	1,201,338	1,769,534	(3,837,018)	14,664,572

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	77,072
Current portion of mortgage payable	17,247	-	3,583	5,345	5,733	5,771	7,376	11,853	-	115,890
Related party payables	-	-	-	-	240,000	240,000	-	715,000	(3,837,018)	3,205,292
Other liabilities, current	13,889	-	2,500	2,500	-	2,725	11,587	10,551	-	68,244
Total Current Liabilities	31,136	-	6,083	7,845	245,733	248,496	18,962	737,404	(3,837,018)	3,466,498
Noncurrent Liabilities
Mortgage payable	655,617	-	159,274	266,654	232,902	234,834	433,013	626,205	-	5,246,955
Total Noncurrent Liabilities	655,617	-	159,274	266,654	232,902	234,834	433,013	626,205	-	5,246,955
Total Liabilities	686,754	-	165,357	274,499	478,634	483,330	451,975	1,363,608	(3,837,018)	8,713,453

Member's Equity
Equity
Members' Equity	689,569	-	312,812	525,421	335,177	340,241	842,648	654,339	-	8,098,747
Retained Earnings (Accumulated Deficit)	(126,573)	(699)	(36,645)	(80,948)	(130,382)	(120,962)	(93,285)	(248,413)	-	(2,147,629)
Total Equity	562,996	(699)	276,166	444,473	204,795	219,279	749,363	405,926	-	5,951,118
Total Member's Equity	562,996	(699)	276,166	444,473	204,795	219,279	749,363	405,926	-	5,951,118
Total Liabilities & Members' Equity	$ 1,249,750	$ (699)	$ 441,524	$ 718,972	$ 683,430	$ 702,609	$ 1,201,338	$ 1,769,534	$ (3,837,018)	$ 14,664,572

Ark7 Properties LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 27,270	$ -	$ 185,078	$ 16,200	$ 400	$ -	$ 104,459	$ 103,601	$ -
Other rental fees	-	-	-	2,889	-	-	-	-	694	-
Total Gross Profit (Loss)	-	27,270	-	187,968	16,200	400	-	104,459	104,294	-
Operating Expenses
General and administrative expenses	321	2,821	60	52,341	13,798	1,110	39	74,283	37,678	311
Depreciation and amortization expenses	-	15,024	-	81,710	10,801	15,237	-	33,783	50,607	-
Property tax and state fee	1,100	10,442	75	37,139	2,860	7,236	75	5,178	31,861	75
Total Operating Expenses	1,421	28,288	135	171,190	27,459	23,583	114	113,244	120,146	386
Operating Income (Loss)	(1,421)	(1,018)	(135)	16,778	(11,259)	(23,183)	(114)	(8,785)	(15,851)	(386)
Other Income (Loss)
Interest income, related party	170,384	15,641	-	60,196	7,095	14,517	-	41,692	41,196	-
Interest expense	-	(12,583)	-	(32,238)	(4,561)	(10,738)	-	(31,299)	(24,431)	-
Interest expense, related party	(388,970)	(335)	-	-	-	(27,381)	-	(33,432)	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(218,585)	2,723	-	27,958	2,534	(23,601)	-	(23,038)	16,765	-
Total Net Income (Loss)	$ (220,006)	$ 1,705	$ (135)	$ 44,735	$ (8,725)	$ (46,785)	$ (114)	$ (31,824)	$ 914	$ (386)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 146,438	$ -	$ 16,550	$ 26,743	$ 27,305	$ 28,362	$ 24,002	$ 73,300	$ -	$ 779,707
Other rental fees	837	-	-	250	300	-	-	803	-	5,773
Total Gross Profit (Loss)	147,275	-	16,550	26,993	27,605	28,362	24,002	74,103	-	785,481
Operating Expenses
General and administrative expenses	38,045	46	2,974	5,887	4,282	7,584	8,396	14,647	-	264,624
Depreciation and amortization expenses	58,630	-	10,293	16,246	14,417	15,359	25,166	29,772	-	377,046
Property tax and state fee	33,253	75	8,429	12,879	2,791	2,715	3,261	11,128	-	170,572
Total Operating Expenses	129,928	121	21,696	35,012	21,491	25,658	36,823	55,547	-	812,241
Operating Income (Loss)	17,347	(121)	(5,146)	(8,019)	6,114	2,704	(12,820)	18,556	-	(26,760)
Other Income (Loss)
Interest income, related party	41,196	-	10,230	17,353	14,030	14,124	33,638	43,061	(524,354)	(0)
Interest expense	(24,431)	-	(7,457)	(13,960)	(8,928)	(8,988)	(24,433)	(33,822)	-	(237,868)
Interest expense, related party	-	-	-	-	(27,049)	(24,050)	(780)	(57,357)	524,354	(35,000)
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	16,765	-	2,772	3,393	(21,947)	(18,914)	8,425	(48,118)	-	(272,868)
Total Net Income (Loss)	$ 34,112	$ (121)	$ (2,374)	$ (4,626)	$ (15,833)	$ (16,210)	$ (4,395)	$ (29,562)	$ -	$ (299,628)

Ark7 Properties LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Balance at January 01, 2024	$ (298,156)	$ 421,817	$ (941)	$ 1,680,792	$ 212,995	$ (23,171)	$ (886)	$ 338,576	$ 1,204,805	$ (1,623)
Equity Contribution	-	-	-	46,142	-	28,105	-	995	-	-
Net Income (Loss)	(220,006)	1,705	(135)	44,735	(8,725)	(46,785)	(114)	(31,824)	914	(386)
Distribution	-	(17,735)	-	(131,768)	(8,257)	(12,698)	-	(32,094)	(57,459)	-
Balance at December 31, 2024	$ (518,162)	$ 405,787	$ (1,076)	$ 1,639,902	$ 196,013	$ (54,549)	$ (1,000)	$ 275,653	$ 1,148,261	$ (2,009)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Balance at January 01, 2024	$ 1,317,360	$ (578)	$ 290,368	$ 462,377	$ (41,769)	$ 93,978	$ 793,491	$ 374,198	$ -	$ 6,823,635
Equity Contribution	(689,681)	-	108	-	288,727	166,250	-	124,080	-	(35,274)
Net Income (Loss)	34,112	(121)	(2,374)	(4,626)	(15,833)	(16,210)	(4,395)	(29,562)	-	(299,628)
Distribution	(98,796)	-	(11,936)	(13,279)	(26,330)	(24,739)	(39,733)	(62,791)	-	(537,614)
Balance at December 31, 2024	$ 562,996	$ (699)	$ 276,166	$ 444,473	$ 204,795	$ 219,279	$ 749,363	$ 405,926	$ -	$ 5,951,118

Ark7 Properties LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Cash Flows From Operating Activities
Net Income (Loss)	$ (220,006)	$ 1,705	$ (135)	$ 44,735	$ (8,725)	$ (46,785)	$ (114)	$ (31,824)	$ 914	$ (386)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	15,024	-	81,710	10,801	15,237	-	33,783	50,607	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	8,310	-	-	-	-	-	-	-	-	-
Related party receivables	485,089	4,545	-	26,802	1,848	2,820	-	5,789	16,530	-
Prepaid expenses	-	(232)	60	(716)	(3,061)	4,130	39	(1,076)	(10,618)	37
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	12,686	-	-	-	-	-	-	-	-	-
Related party payables	869,851	8,021	75	(20,012)	11,218	14,740	75	49,315	45,025	349
Other liabilities	(450)	-	-	(4,418)	-	-	-	-	3,291	-
Net Cash Provided by (Used in) Operating Activities	1,155,480	29,063	-	128,103	12,080	(9,856)	-	55,987	105,749	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	-	-	(15,674)	-	-	-	(24,340)	(31,760)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt	464,248	(4,545)	-	(26,802)	(1,848)	(2,820)	-	(5,789)	(16,530)	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-	(10,000)	-	-	-	-	-	-	-	-
Proceeds from private offerings	-	-	-	46,142	-	28,105	-	995	-	-
Distributions to partners	-	(17,735)	-	(131,768)	(8,257)	(12,698)	-	(32,094)	(57,459)	-
Net Cash Provided by (Used in) Financing Activities	(1,218,666)	(32,280)	-	(112,428)	(10,105)	12,587	-	(36,888)	(73,989)	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(63,185)	(3,217)	-	0	1,976	2,731	-	(5,241)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	248,888	4,170	-	-	759	2,929	-	8,808	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	185,702	953	-	0	2,734	5,659	-	3,567	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 12,583	$ -	$ 32,238	$ 4,561	$ 10,738	$ -	$ 31,299	$ 24,431	$ -

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ 34,112	$ (121)	$ (2,374)	$ (4,626)	$ (15,833)	$ (16,210)	$ (4,395)	$ (29,562)	$ -	$ (299,628)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	58,630	-	10,293	16,246	14,417	15,359	25,166	29,772	-	377,046
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	8,310
Related party receivables	16,530	-	3,422	5,071	5,536	5,573	6,991	11,214	-	597,760
Prepaid expenses	368	46	(1,507)	(886)	530	(289)	778	626	-	(11,769)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	-	-	12,686
Related party payables	730,765	75	8,846	5,736	(25,469)	(1,245)	19,731	(60,509)	-	1,656,588
Other liabilities	6,138	-	500	400	-	-	1,258	(604)	-	6,114
Net Cash Provided by (Used in) Operating Activities	846,544	-	19,181	21,942	(20,819)	3,188	49,528	(49,063)	-	2,347,107
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(41,537)	-	-	-	(6,966)	-	(2,609)	-	-	(122,887)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(16,530)	-	(3,422)	(5,071)	(5,536)	(5,573)	(6,991)	(11,214)	-	351,577
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-	-	-	-	(230,000)	(140,000)	-	-	-	(380,000)
Proceeds from private offerings	(689,681)	-	108	-	288,727	166,250	-	124,080	-	(35,274)
Distributions to partners	(98,796)	-	(11,936)	(13,279)	(26,330)	(24,739)	(39,733)	(62,791)	-	(537,614)
Net Cash Provided by (Used in) Financing Activities	(805,007)	-	(15,250)	(18,350)	26,861	(4,062)	(46,724)	50,075	-	(2,284,225)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	-	3,930	3,592	(924)	(874)	196	1,012		(60,005)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	-	-	(3,365)	(2,251)	1,640	1,754	1,848	3,462	-	268,641
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	-	-	565	1,340	716	879	2,043	4,475	-	208,635

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 24,431	$ -	$ 7,457	$ 13,960	$ 8,928	$ 8,988	$ 24,433	$ 33,822	$ -	$ 237,868

ARK7 PROPERTIES LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties LLC (the "APL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APL was formed on July 24, 2019, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APL has registered 17 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
MHQNN	Berkeley-M1	2924 Mabel St, Berkeley, CA 94702	December 12, 2019
KYLBE	Berkeley-M2	3102-3108 California St, Berkeley, CA 94703	December 12, 2019
PBIUH	Austin-S1	901 Solitude Dr., Pflugerville, TX 78660	July 28, 2020
PFUNR	Austin-S2	2016 Creole Dr, Austin, TX 78727	July 28, 2020
DJVWQ	Berkeley-M3	2314 Bonar St, Berkeley, CA 94702	July 28, 2020
8YFFL	Austin-S3	1804 Laminar Creek Rd, Cedar Park, TX 78613	January 25, 2021
SOYGJ	Chandler-S4	691 W Fairview St, Chandler, AZ 85225	January 25, 2021
RUSUU	Chandler-S5	1872 W Springfield Way, Chandler, AZ 85286	January 25, 2021
KM1OU	Memphis-M4	751-777 St Paul Ave, Memphis, TN 38126	January 25, 2021
DTMEW	Philadelphia-T1	5150 Ranstead St, Philadelphia, PA 19139	January 25, 2021
XZQRZ	Seattle-D1	5250 12th Ave NE, Seattle, WA 98105	January 25, 2021
BOBHU	N/A	N/A	September 10, 2021
LCYPL	N/A	N/A	September 10, 2021
FFKEC	N/A	N/A	September 14, 2021
OYNYT	N/A	N/A	January 18, 2022
TBQSK	Philadelphia-D2	1829 N Bouvier St, Philadelphia, PA 19121	January 18, 2022
EKPES	Philadelphia-T2	1708 W Jefferson St, Philadelphia, PA 19121	January 18, 2022

Management's Plan and Going Concerns

The accompanying financial statements have been prepared on a going concern basis, which assumes that APL will continue to operate in the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. APL has experienced recurring operating losses, which in prior years raised concerns about its ability to sustain operations without additional financial support. However, for the year ended December 31, 2024, the operational loss was significantly reduced compared to the prior year, reflecting improvement in cost control and revenue growth.

Management has taken a number of steps to strengthen APL's financial position, including securing additional capital contributions and implementing operational efficiencies. These initiatives have contributed to improved financial performance, and management believes that, with continued focus on cost management and strategic fundraising, APL is on a path toward long-term sustainability. While some uncertainties remain, management is confident in its ability to address future challenges and to maintain adequate financial resources to support ongoing operations. Accordingly, the financial statements have been prepared under the assumption that APL will continue as a going concern. No adjustments have been made to the financial statements that might result from the outcome of this uncertainty.

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APL's financial condition or operating results will be materially affected. The APL bases its estimates on past experience and other assumptions that the APL believes are reasonable under the circumstances, and the APL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2024 and 2023 was $779,707 and $730,261, respectively.

The concentration of credit risk

Financial instruments potentially subject the APL to the concentration of credit risk, primarily cash and tenant receivables. The APL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APL. Unobservable inputs are inputs that reflect the APL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2024 and 2023, the APL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Buildings and improvements	$ 9,561,114	$ 9,469,484
Furniture and fixtures	$ 144,419	$ 113,162
Land	$ 1,630,619	$ 1,630,619
Property, plant, and equipment, gross	11,336,152	11,213,265
Less: Buildings and improvements - Accumulated Depreciation	(1,383,780)	(1,037,136)
Furniture and fixtures - Accumulated Depreciation	(65,591)	(42,320)
Property, plant, and equipment	$ 9,886,781	$ 10,133,810

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2024 and 2023 was $377,046 and $360,696, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2024 and 2023, the APL had no long-term leases.

Income taxes

The APL is taxed as a Limited Liability Company (LLC). Under these provisions, the APL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2024 and 2023, the balance of the property management reserve was $22,934 and $19,753, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: MORTGAGE PAYABLES

Series #8YFFL

On August 4, 2021, the APL - Series 8YFFL executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series 8YFFL borrowed $ 270,000.00 at 4.875% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $243,896 and $247,986 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $12,583 and $13,253.

Series #DJVWQ

On October 1, 2020, the APL - Series DJVWQ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DJVWQ borrowed $ 1,169,400.00 at 2.950% interest with a maturity of September 30, 2050. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $1,053,689 and $1,080,146 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $32,238 and $33,285.

Series #DTMEW

On October 12, 2021, the APL - Series DTMEW executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DTMEW borrowed $ 34,600.00 at 3.000% interest with a maturity of October 11, 2022. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $94,309 and $95,929 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $4,561 and $4,870.

Series #EKPES

On April 19, 2022, the APL - Series EKPES executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series EKPES borrowed $ 196,000.00 at 5.625% interest with a maturity of May 8, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $183,378 and $185,992 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $10,738 and $11,070.

Series #KM1OU

On June 29, 2022, the APL - Series KM1OU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KM1OU borrowed $ 483,000.00 at 6.625% interest with a maturity of July 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $449,302 and $454,351 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $31,299 and $32,409.

Series #KYLBE

On December 1, 2019, the APL - Series KYLBE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KYLBE borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $672,865 and $689,149 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,431 and $25,186.

Series #MHQNN

On December 1, 2019, the APL - Series MHQNN executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series MHQNN borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $672,865 and $689,149 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,431 and $25,186.

Series #PBIUH

On August 12, 2021, the APL - Series PBIUH executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PBIUH borrowed $ 184,500.00 at 4.250% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $162,857 and $165,865 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $7,457 and $8,014.

Series #PFUNR

On July 22, 2021, the APL - Series PFUNR executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PFUNR borrowed $ 300,000.00 at 4.875% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $271,999 and $276,617 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $13,960 and $14,653.

Series #RUSUU

On November 4, 2021, the APL - Series RUSUU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series RUSUU borrowed $ 268,200.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $238,634 and $243,681 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $8,928 and $9,582.

Series #SOYGJ

On October 21, 2021, the APL - Series SOYGJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series SOYGJ borrowed $ 270,000.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $240,605 and $245,700 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $8,988 and $9,633.

Series #TBQSK

On May 31, 2022, the APL - Series TBQSK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series TBQSK borrowed $ 468,000.00 at 5.375% interest with a maturity of June 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $440,389 and $446,985 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,433 and $25,193.

Series #XZQRZ

On July 28, 2021, the APL - Series XZQRZ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series XZQRZ borrowed $ 690,000.00 at 5.125% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $638,058 and $648,642 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $33,822 and $35,010.

Mortgage interest expenses for the year ended December 31, 2024 and 2023 was $237,868 and $247,345.

	December 31, 2024	December 31, 2023
Current Portion of Mortgage Payable	$ 115,890	$ 111,090

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2025	115,890
2026	120,670
2027	125,659
2028	130,663
2029	136,304
Thereafter	4,875,477
Total	$ 5,504,664

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Loan Receivable - due from affiliate

The APL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due from the affiliate as of December 31, 2024 and 2023 was $2,510,689 and $2,507,090, respectively, and is included in the related party receivable section on the accompanying balance sheet.

Loan Payable - due to affiliate

The parent Company pay APL for covering administrative costs. The loan has been structured as payable to the Parent Company from the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2024 and 2023 was $689,739 and $75,900, respectively, and is included in the related party receivable section on the accompanying balance sheet.

Related party loan

APL has received a loan from its Parent Company to cover administrative costs. The loan is structured as a down payment loan with a 7% interest rate and has an outstanding balance of $500,000. The interest expense incurred in 2024 and 2023 was $35,000 for both years.

Property sourcing fee and security marketing fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series. A security marketing fee is a charge that typically covers the costs associated with marketing and promoting investment security to potential investors. These fees are charged at 3% of the maximum offering amount.

No property sourcing fee and security marketing fee incurred in 2024.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #MHQNN

The Series #MHQNN has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #MHQNN and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #MHQNN together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $15,135 and $0, respectively.

Series #KYLBE

The Series #KYLBE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KYLBE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KYLBE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $10,149 and $0, respectively.

Series #DJVWQ

The Series #DJVWQ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJVWQ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJVWQ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $27,107 and $0, respectively.

Series #PBIUH

The Series #PBIUH has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PBIUH and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PBIUH together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,816 and $0, respectively.

Series #PFUNR

The Series #PFUNR has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PFUNR and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PFUNR together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $3,156 and $0, respectively.

Series #8YFFL

The Series #8YFFL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8YFFL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8YFFL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,909 and $0, respectively.

Series #XZQRZ

The Series #XZQRZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #XZQRZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #XZQRZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $3,392 and $0, respectively.

Series #DTMEW

The Series #DTMEW has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DTMEW and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DTMEW together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $150 and $0, respectively.

Series #SOYGJ

The Series #SOYGJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOYGJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOYGJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $4,005 and $0, respectively.

Series #RUSUU

The Series #RUSUU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RUSUU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RUSUU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,553 and $0, respectively.

Series #KM1OU

The Series #KM1OU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KM1OU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KM1OU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $29,647 and $0, respectively.

Series #TBQSK

The Series #TBQSK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TBQSK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TBQSK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $4,769 and $0, respectively.

Series #EKPES

The Series #EKPES has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #EKPES and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #EKPES together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $400 and $0, respectively.

NOTE 4: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is June 2, 2025 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APL and authorized for issue on June 2, 2025.

EXHIBIT INDEX

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties LLC*
2.2	Operating Agreement of Ark7 Properties LLC*
3.1	Series #MHQNN Series Designation*
3.2	Series #KYLBE Series Designation*
3.3	Series #DJVWQ Series Designation*
3.4	Series #PBIUH Series Designation*
3.5	Series #PFUNR Series Designation*
3.6	Series #8YFFL Series Designation*
3.7	Series #XZQRZ Series Designation*
3.8	Series #DTMEW Series Designation*
3.9	Series #SOYGJ Series Designation*
3.10	Series #RUSUU Series Designation*
3.11	Series #KM1OU Series Designation*
3.12	Series #TBQSK Series Designation*
3.13	Series #EKPES Series Designation*
4.1	Form of Series #[______] Subscription Agreement*
6.1	Form of Lease Agreement*
6.2	Real Estate Purchase Agreement dated November 27, 2019 between Seller and Series #MHQNN*
6.3	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #MHQNN*
6.4	Inter-company Loan Agreement between Ark7 Properties LLC and Series #MHQNN*
6.5	Real Estate Purchase Agreement dated August 12, 2019 between Seller and Series #KYLBE*
6.6	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #KYLBE*
6.7	Inter-company Loan Agreement between Ark7 Properties LLC and Series #KYLBE*
6.8	Real Estate Purchase Agreement dated September 11, 2020 between Seller and Series #DJVWQ*
6.9	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #DJVWQ*
6.10	Inter-company Loan Agreement between Ark7 Properties LLC and Series #DJVWQ*
6.11	Real Estate Purchase Agreement dated January 15, 2021 between Seller and Series #PBIUH*
6.12	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #PBIUH*
6.13	Inter-company Loan Agreement between Ark7 Properties LLC and Series #PBIUH*
6.14	Real Estate Purchase Agreement dated February 05, 2021 between Seller and Series #PFUNR*
6.15	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #PFUNR*
6.16	Inter-company Loan Agreement between Ark7 Properties LLC and Series #PFUNR*
6.17	Real Estate Purchase Agreement dated February 09, 2021 between Seller and Series #8YFFL*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #8YFFL*
6.19	Inter-company Loan Agreement between Ark7 Properties LLC and Series #8YFFL*
6.20	Real Estate Purchase Agreement dated March 31, 2021 between Seller and Series #XZQRZ*
6.21	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #XZQRZ*
6.22	Inter-company Loan Agreement between Ark7 Properties LLC and Series #XZQRZ*
6.23	Real Estate Purchase Agreement dated October 01, 2021 between Seller and Series #DTMEW*
6.24	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #DTMEW*
6.25	Inter-company Loan Agreement between Ark7 Properties LLC and Series #DTMEW*
6.26	Real Estate Purchase Agreement dated October 21, 2021 between Seller and Series #SOYGJ*
6.27	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #SOYGJ*
6.28	Inter-company Loan Agreement between Ark7 Properties LLC and Series #SOYGJ*
6.29	Real Estate Purchase Agreement dated November 04, 2021 between Seller and Series #RUSUU*
6.30	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #RUSUU*
6.31	Inter-company Loan Agreement between Ark7 Properties LLC and Series #RUSUU*
6.32	Real Estate Purchase Agreement dated October 15, 2021 between Seller and Series #KM1OU*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #KM1OU*
6.34	Inter-company Loan Agreement between Ark7 Properties LLC and Series #KM1OU*
6.35	Real Estate Purchase Agreement dated May 31, 2022 between Seller and Series #TBQSK*
6.36	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #TBQSK*
6.37	Inter-company Loan Agreement between Ark7 Properties LLC and Series #TBQSK*
6.38	Real Estate Purchase Agreement dated April 19, 2022 between Seller and Series #EKPES*
6.39	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #EKPES*
6.40	Inter-company Loan Agreement between Ark7 Properties LLC and Series #EKPES*
11.1	Accountants Consent

____________________

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on May 25, 2026.

Ark7 Properties LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Annual Report has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties LLC
	Date:	May 25, 2026